                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K/A

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 3, 2000

                           Data Critical Corporation
            (Exact name of registrant as specified in its charter)


          Delaware                        333-78059              91-1901482
(State or other jurisdiction of     (Commission File No.)      (IRS Employer
incorporation or organization)                              Identification No.)


                      19820 North Creek Parkway, Suite 100
                            Bothell, Washington 98011
                    (Address of principal executive offices)

                                  425-482-7000
              (Registrant's telephone number, including area code)

         This Amendment No. 1 to the Current Report on Form 8-K dated April 3, 2000 of Data Critical Corporation relates to Data Critical's acquisition of Elixis Corporation, a Washington corporation, pursuant to an Agreement and Plan of Merger among Data Critical, datacritical.com, Inc., a Delaware corporation and wholly-owned subsidiary of Data Critical and Elixis.

         The purpose of this Amendment is to provide the financial statements of Elixis required by Item 7(a) of Form 8-K, and the pro forma combined condensed consolidated financial information required by Item 7(b) of Form 8-K, which information was excluded from the original filing in reliance on Item 7(a)(4) of Form 8-K.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

       (a)  Financial Statements with Report of Independent Accountants of
            --------------------------------------------------------------
            Business Acquired.
            -----------------

       Audited Financial Statements:

            (i)    Report of Arthur Andersen LLP dated April 28, 2000.

            (ii) Elixis Corporation Balance Sheet for the year ended December 31, 1999.

            (iii) Elixis Corporation Statement of Operations for the year ended December 31, 1999.

            (iv) Elixis Corporation Statements of Stockholders' (Deficit) Equity for the year ended December 31, 1999.

            (v) Elixis Corporation Statements of Cash Flows for the year ended December 31, 1999.

            (vi)   Elixis Corporation Notes to Financial Statements.

       (b)  Pro Forma Financial Information.
            -------------------------------

       Pro Forma Combined Condensed Consolidated Financial Statements
(unaudited):

            (i) Unaudited Pro Forma Condensed Balance Sheet for the year ended December 31, 1999.

            (ii) Unaudited Pro Forma Condensed Statements of Operations for the year ended December 31, 1999 and the three month period ended March 31, 2000.

            (iii)  Notes to Unaudited Pro Forma Condensed Financial Statements.

       (c)  Exhibits.

           2.1* Agreement and Plan of Merger dated March 12, 2000 among Data Critical, Elixis Corporation and datacritical.com, Inc.

           2.2* First Amendment to Agreement and Plan of Merger dated March 30, 2000 among Data Critical, Elixis Corporation and datacritical.com, Inc.

           4.1* Registration Rights Agreement dated March 31, 2000 among Data Critical and the former shareholders of Elixis Corporation.

           99.1* Press Release dated March 14, 2000 announcing "Data Critical Corp. Acquires Elixis Corporation Merging Technologies to Create Wireless Internet-Based Tools for Physicians"

           99.2* Press Release dated April 4, 2000 announcing "Data Critical Corporation to Acquire Elixis Corporation"

       * Incorporated by reference from Data Critical's Current Report on Form 8-K filed on April 18, 2000.

Report of Independent Public Accountants

To Data Critical Corporation:

We have audited the accompanying balance sheet of Elixis Corporation (a Washington corporation) as of December 31, 1999, and the related statement of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elixis Corporation as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                                                             ARTHUR ANDERSEN LLP

Seattle, Washington
April 28, 2000

                              ELIXIS CORPORATION

                        BALANCE SHEET - DECEMBER 31, 1999
                        ---------------------------------
ASSETS
------

CURRENT ASSETS:
  Cash and cash equivalents                                           $ 463,747
  Accounts receivable, less allowance for doubtful accounts of
   $15,550                                                              141,824
  Prepaid expenses                                                       39,746
  Other current assets                                                    7,750
                                                                       --------
           Total current assets                                         653,067
                                                                       --------




PROPERTY AND EQUIPMENT:
  Computer equipment                                                    111,176
  Furniture and equipment                                                23,991
  Software                                                               15,977
                                                                       --------
                                                                        151,144
  Less- Accumulated depreciation                                        (25,214)
                                                                       --------
           Net property and equipment                                   125,930
                                                                       --------






OTHER NONCURRENT ASSETS                                                   4,285
                                                                       --------

           Total assets                                               $ 783,282
                                                                       ========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT
                     -------------------------------------

CURRENT LIABILITIES:
  Accounts payable                                                          $    76,529
  Accrued expenses                                                              115,630
  Deferred revenue                                                              320,658
  Other current liabilities                                                      21,751
  Current portion of capital lease obligations                                    6,274
  Series B convertible note                                                     989,804
                                                                            -----------
              Total current liabilities                                       1,530,646


CAPITAL LEASE OBLIGATIONS                                                        11,810
                                                                            -----------
              Total liabilities                                               1,542,456
                                                                            -----------
COMMITMENTS AND CONTINGENCIES (Note 11)

STOCKHOLDERS' DEFICIT:
  Convertible preferred stock, 5,000,000 shares authorized:
      Series A-1 convertible preferred stock, 806,122 authorized, issued and outstanding; liquidation preference value of $0.49620

                                                                                399,998

      Series A-2 convertible preferred stock, 1,001,896 authorized; 690,960 issued and outstanding;
         liquidation preference value of $0.86836

                                                                                600,002

Common stock, no par value, 15,000,000 shares authorized;
  3,450,000 issued and outstanding
                                                                                    500

Accumulated deficit                                                          (1,759,674)
                                                                            -----------
         Total stockholders' deficit                                           (759,174)
                                                                            -----------
         Total liabilities and stockholders' deficit
                                                                            $   783,282
                                                                            ===========

The accompanying notes are an integral part of this balance sheet.

                              ELIXIS CORPORATION

                            STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1999
                     ------------------------------------



REVENUES                                                   $   234,794

COST OF REVENUES                                                32,565
                                                           -----------
       Gross margin                                            202,229
                                                           -----------
OPERATING EXPENSES:
  Sales and marketing                                          625,547
  Research and development                                     480,964
  General and administrative                                   783,105
                                                           -----------
       Total operating expenses                              1,889,616
                                                           -----------
       Loss from operations                                 (1,687,387)

OTHER INCOME (EXPENSE):
  Interest income                                               22,507
  Interest expense                                             (24,947)
                                                           -----------
       Net loss                                            $(1,689,827)
                                                           ===========

         The accompanying notes are an integral part of this statement

                              ELIXIS CORPORATION
                              ------------------

                      STATEMENT OF STOCKHOLDERS' DEFICIT
                      ----------------------------------

                     FOR THE YEAR ENDED DECEMBER 31, 1999
                     ------------------------------------

                               Series A
                              Convertible          Common Stock
                               Preferred           ------------           Accumulated   Stockholders'
                                 Stock        Shares           Amount       Deficit       Deficit
                               ----------    -------          -------     -----------   ------------
BALANCE, January 1, 1999      $   280,000     3,450,000   $       500    $   (69,847)   $   210,653


  Issuance of convertible
   preferred stock for cash       720,000             -             -              -        720,000

  Net loss                              -             -             -     (1,689,827)    (1,689,827)
                              -----------   -----------   -----------    -----------    -----------
BALANCE, December 31, 1999    $ 1,000,000     3,450,000   $       500    $(1,759,674)   $  (759,174)
                              ===========   ===========   ===========    ===========    ===========

        The accompanying notes are an integral part of this statement.

                              ELIXIS CORPORATION
                              ------------------

                            STATEMENT OF CASH FLOWS
                            -----------------------

                     FOR THE YEAR ENDED DECEMBER 31, 1999
                     ------------------------------------



CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                          $(1,689,827)
  Adjustment to reconcile net loss to net cash flow
   from operating activities-
        Depreciation and amortization                                    19,624
  Changes in operating assets and liabilities-
    Accounts receivable                                                 (81,744)
    Prepaid expenses                                                    (39,496)
    Other current assets                                                 (7,750)
    Other noncurrent assets                                              (1,671)
    Accounts payable                                                     57,828
    Accrued expenses                                                    130,570
    Deferred revenue                                                    251,059
    Other current liabilities                                            21,751
                                                                    -----------
          Net cash flows from operating activities                   (1,339,656)
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                   (110,958)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of preferred stock                             720,000
  Issuance of convertible notes                                         971,500
  Payment on capital leases                                              (5,002)
                                                                    -----------
          Net cash flows from financing activities                    1,686,498
                                                                    -----------

INCREASE IN CASH AND CASH EQUIVALENTS                                   235,884

CASH AND CASH EQUIVALENTS, beginning of period                          227,863
                                                                    -----------
CASH AND CASH EQUIVALENTS, end of period                            $   463,747
                                                                    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS:
  Cash paid for interest                                            $     6,643
  Equipment acquired through capital lease arrangements             $    23,086


        The accompanying notes are an integral part of this statement.

ELIXIS CORPORATION
------------------

NOTES TO FINANCIAL STATEMENTS
-----------------------------

DECEMBER 31, 1999
-----------------

1.  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    ------------------------------------------------------------------

Nature of Business

Elixis Corporation, a Washington corporation (the Company), was founded in 1996 and released its first Internet-based electronic medical record product in 1999. The Company offers Web-based products for physician clinical documentation, evaluation and management coding, e-commerce and collaboration with patients. The Company's current products are WebCoder and CodeChecker. The majority of revenue from 1999 was derived from the sale and associated support and service of the WebCoder software product, both directly and through resellers, to physicians and large industrial product companies. Through its distribution partnerships with leading healthcare companies, the Company offers tailored solutions for physicians in specialized practices.

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents.

Property and Equipment
----------------------

Property and equipment are stated at historical cost. Property and equipment under capital leases are stated at the lower of the present value of minimum lease payments at the beginning of the lease term or fair value of the leased assets at the inception of the lease. Repair and maintenance costs are expensed as incurred.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets, seven years for furniture and equipment, five years for computer equipment and three years for software. Depreciation expense for 1999 was $18,865.

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of

As required by Statement of Financial Accounting (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," the Company reviews long-lived assets and the related intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate, to the carrying amount including associated intangible assets of the operation. If the operation is determined to be unable to recover the carrying amount of its assets, then intangible assets are written down first, followed by the other long-lived assets of the operation, to fair value. Fair value is determined based on discounted cash flows or appraised values, depending upon the nature of the assets. At December 31, 1999, management does not believe that any of the Company's long-lived assets are impaired.

Software Development Costs
--------------------------

Software development costs have been accounted for according to the requirements of SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." Under the standard, capitalization of software development costs begins upon the establishment of technological feasibility, subject to net realizable value considerations. To date, the period between achieving technological feasibility and the general availability of the software has been short; therefore, software development costs qualifying for capitalization have been immaterial. The Company has not capitalized any software development costs and charged all costs to research and development expense.

Revenue Recognition
-------------------

In October 1997, the American Institute of Certified Public Accountants issued Statement of Position (SOP) No. 97-2, "Software Revenue Recognition." Subsequently, in March 1998, the Financial Accounting Standards Board approved SOP 98-4, "Deferral of the Effective Date of a Provision of SOP 97-2, Software Revenue Recognition." SOP 98-4 defers for one year, the application of several paragraphs and examples in SOP 97-2 that limit the definition of vendor specific objective evidence of the fair value of various elements in a multiple element arrangement. In December 1998, the AICPA issued SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions." This SOP amends SOP 97-2 to require recognition of revenue using the residual method in circumstances outlined in the SOP. Under the residual method, revenue is recognized as follows: (1) the total fair value of undelivered elements, as indicated by Vendor-specific objective evidence (VSOE), is deferred and subsequently recognized according to the requirements of the relevant sections of SOP 97-2 and (2) the difference between the total arrangement fee and the amount deferred for the undelivered elements is recognized as revenue related to the delivered elements.

SOP 97-2 generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on VSOE of the relative fair values of each element in the arrangement. The Company has established sufficient VSOE to ascribe a value to consulting services and post-contract customer support based on the price charged when these elements are sold separately. Accordingly, license revenue is recorded under the residual method described above in arrangements in which licenses are sold with consulting services, post-contract customer support or both.

The Company recognizes revenue from its term-based licenses on a subscription basis even if the subscription is prepaid. Revenue is not recognized on the term-based licenses until the customer's free trial period has elapsed.

Services revenue generally consists of consulting, training and integration fees. These services are typically billed separately from the license fees and are recognized as the related services are performed.

Income Taxes
------------

The Company accounts for income taxes under the asset and liability method. Under the asset and liability method, deferred income taxes reflect the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end. On January 1, 1999, the Company became a C corporation for federal and state income tax purposes. Prior to January 1, 1999, the Company was an S corporation.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that include the enactment date. A valuation allowance has been established to reduce deferred tax assets to the amount expected to be realized.

Stock-Based Employee Compensation
---------------------------------

The Company has adopted the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." In accordance with the provisions of SFAS 123, the Company has elected the disclosure only provisions related to employee stock options and follows the provisions of Accounting Principals Board Opinion No. 25 (APB 25) in accounting for stock options issued to employees. Under APB 25, compensation expense, if any, is recognized as the difference between the exercise price and the fair value of the common stock on the measurement date, which is typically the date of grant, and is recognized over the period of service, which is typically the vesting period.

Advertising Costs
-----------------

Costs related to advertising the Company's products and services are expensed as incurred. Advertising costs incurred during the year ended December 31, 1999 was approximately $216,100.

Use of Estimates
----------------

Generally accepted accounting principles require management to make estimates and assumptions that affect the reported amount of assets, liabilities and contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Value of Financial Instruments
-----------------------------------

The carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value due to the short-term nature of these instruments. The carrying amounts of capital leases and notes payable approximate fair value as the stated interest rates reflect current market rates.

Costs of Software Developed or Obtained for Internal Use
--------------------------------------------------------

Internal use software development costs are accounted for according to the requirements of SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Costs incurred in the preliminary project stage are expensed as incurred and costs incurred in the application and development stage, which meet the capitalization criteria, are capitalized and amortized on a straight-line basis over three years, the estimated useful life of the asset.

Contingencies and Factors that Could Affect Future Results
----------------------------------------------------------

A substantial portion of the Company's revenues each year are generated from the development and release to market of computer software products. In the extremely competitive industry environment in which the Company operates, these product generating, development and marketing processes are uncertain and complex, requiring accurate prediction of market trends and demand as well as successful management of various development risks inherent in these products. In light of these dependencies, it is possible that failure to successfully manage a significant product introduction could have a severe impact on the Company's growth and results of operations.

2.  ACCOUNTS RECEIVABLE:

The major components of accounts receivable for the year ended December 31, 1999 are as follows:

     Baxter Healthcare                                 $ 125,000
     Miscellaneous WebCoder subscriptions                 25,477
     Other receivables                                     6,897
     Less- allowance                                     (15,550)
                                                       ---------
                                                       $ 141,824
                                                       =========

3.  ACCRUED EXPENSES:

The major components of accrued expenses for the year ended December 31, 1999 are as follows:

     Accrued expenses                                  $ 18,750
     Accrued compensation and benefits                   56,749
     Accrued taxes payable                               40,131
                                                       --------
                                                       $115,630
                                                       ========

4.  DEFERRED REVENUE:

The Company recognizes revenue from WebCoder subscriptions over the life of the contract, with some contracts providing for prepayment of one year's subscription. The Company accounts for the prepayments as deferred revenue. The major components of deferred revenue for the year ended December 31, 1999 are as follows:

          Baxter Healthcare                            $280,000
          WebCoder prepayments                           40,658
                                                       --------
                                                       $320,658
                                                       ========

The total Baxter Healthcare contract was for $605,000. As of December 31, 1999, the Company had met milestones equal to $280,000 of the total contract. The remaining portion of the contract is recorded as deferred revenue as the milestones are met. Revenue recognition will start when WebCoder-Cardiothoracic is completed and the licenses have been distributed to physicians.

5.  OBLIGATIONS UNDER CAPITAL LEASES:

During 1999, the Company entered into certain leases for equipment which met the criteria for a capital lease. The obligation value, and corresponding asset value, recorded for these leases were $23,086, which have original terms of three years. Minimum future lease payments under capital lease obligations are as follows:

          2000                                         $  9,591
          2001                                            9,357
          2002                                            2,817
                                                       --------
                                                         21,765
          Less- Amount representing interest             (3,681)
                                                       --------
                                                       $ 18,084
                                                       ========

6.  NOTES PAYABLE:
    --------------

The Company has a $30,000 unsecured line of credit with a commercial bank with a current annual interest rate of 10.90%. At December 31, 1999, the Company had not drawn on the line of credit.

7.  CONVERTIBLE PREFERRED STOCK:
    ----------------------------

The Company has authorized 6% Series A-1 and A-2 Preferred Stock. The title, carrying amount and number of shares issued and outstanding are as follows:

          Series A-1, $.49620 liquidation preference; issued and
          outstanding at December 31, 1999                           806,122


          Series A-2, $.86836 liquidation preference; shares issued
          and outstanding at December 31, 1999                       690,960

The terms for each series of preferred stock are similar and are summarized below:

Dividends
---------

Series A-1 and A-2 Preferred shareholders are entitled to receive dividends when and if declared by the board of directors at an annual rate of 6% for Series A and A-1. Such preferred dividends are cumulative. No dividends may be declared or paid on common stock until all declared dividends on preferred stock have been paid. As of December 31, 1999, no dividends had been declared or paid. Any unpaid dividends on the shares of Designated preferred shall be paid upon conversion of such shares into Common Stock either (at the option of the Company) by payment of cash or by the issuance of additional shares of Common Stock.

Warrants
--------

Series A-2 Preferred shareholders that invested at least $60,000 received one warrant for each Series A-2 Preferred stock purchased. The warrant entitles the Series A-2 Preferred shareholder to purchase Series A-2 preferred stock for $.86836 per share. The Series A-2 Preferred Stock Warrants were issued on March 31, 1999 and expire on March 31, 2004. As of December 31, 1999, 310,932 warrants were outstanding.

A summary of warrant activity follows:

                                                               Weighted
                                                               Average
                                                Number of      Exercise
                                                  Shares        Price

          Balance, December 31, 1998            -              -

          Issued                                $310,932       $.86836
          Exercised                             -              -
                                                --------       -------
          Balance, December 31, 1999            $310,932       $.86836
                                                ========       =======

Liquidation Preferences
-----------------------

Upon dissolution, liquidation or winding up of the affairs of the Company, either voluntarily or involuntarily, the preferred shareholders receive preference in liquidation over the common shareholders of the Company. The liquidation value for each outstanding share is $.49620 and $.86836 for Series A-1 and A-2, respectively. After payment of the full preferential amounts, the entire remaining balance shall be distributed to the common shareholders.

Voting
------

The holder of each share of each series of preferred stock is entitled to the number of votes the holder would be entitled to if the shares of preferred stock were converted to common stock.

Voluntary Conversion
--------------------

The Series A-1 and A-2 shareholders shall have the right to convert, at any time, their preferred shares into common shares.

Automatic Conversion
--------------------

Each share of any designated preferred shall be automatically converted into shares of common stock upon a public offering if the aggregate price to the public equals or exceeds $15,000,000 or exceeds $7.50 per share.

8.  SERIES B 6% CONVERTIBLE PROMISSORY NOTE:
    ----------------------------------------

The Company is authorized to issue 6% Convertible Promissory Notes for up to an aggregate principal amount of $1,000,000. As of December 31, 1999, $971,500 was issued and outstanding.

The terms of the note are summarized below:

Payment Terms
-------------

If not sooner converted, all outstanding principal balance and any accrued interest is due and payable in a single installment on September 1, 2000.

Interest
--------

Interest accrues on the outstanding balance at a rate of 6% per annum. At December 31, 1999 interest of $18,304 was accrued and included in the outstanding principal balance.

Conversion
----------

Automatic Conversion is triggered, if the Company consummates a sale of its Preferred Stock (excluding for this purpose the sale of Preferred Stock issuable upon conversion of the Notes in the Note Offering) in a single, continuous offering for consideration in an aggregate amount of not less than $500,000, the entire outstanding principal balance plus accrued interest shall be automatically converted into the number of shares equivalent to dividing the outstanding principal and interest by the price per share offering price of the preferred stock.

Optional Conversion may be triggered by the following events:

Holders of at least 50% of the outstanding principal balance of all of the notes,

Upon the sale of substantially all of the assets or upon the acquisition of the Company by means of any transaction or series of transactions that results in a transfer of 50% or more of the outstanding voting power of the Company.

The number of shares upon an optional conversion shall be equal to the total outstanding principal balance and accrued interest divided by $3.20.

9.  STOCK OPTION PLAN:
    ------------------

In 1998, the Company granted 355,000 options under the 1998 stock option plan (this plan was merged into the 1999 plan). The options were granted at fair value, with exercise prices between $.25 and $.275 per share. In 1999, the Company granted an additional 543,200 options under the 1999 stock option plan with 5,000 options cancelled during 1999. The options were granted at fair value, with exercise prices between $.25 and $.55 per share. The options vest over three years.

Information relating to stock options outstanding under the Plans is as follows:

                                                                 Weighted
                                                                 Average
                                                                 Exercise
                                                     Shares        Price

     Options outstanding, January 1, 1999            355,000     $0.269

     Options granted                                 543,200     $0.447
     Options canceled                                 (5,000)    $0.500
                                                     -------     ------
     Options outstanding, December 31, 1999          893,200     $0.376
                                                     =======     ======

The following table summarizes information regarding stock options outstanding and exercisable as of December 31, 1999:

                   Options Outstanding                                          Options Exercisable
                   ------------------------                                     ------------------------

                                                             Weighted
                                         Weighted            Average                                       Weighted
                                         Average             Remaining                                     Average
Range of Exercise  Number                Exercise            Contractual         Number                    Exercise
     Prices        Outstanding             Price               Life              Exercisable                Price
$0.250             181,667               $0.250                  9.52               43,650                 $0.250
$0.275             325,000               $0.275                  4.79              107,250                 $0.275
$0.375               6,000               $0.375                  9.68                1,980                 $0.375
$0.500             205,533               $0.500                  9.81               47,010                 $0.500
$0.550             175,000               $0.550                  4.79              175,000                 $0.550
                   -------               ------                  ----              -------                 ------
Totals             893,200               $0.376                  6.94              374,890                 $0.429

For purposes of pro forma disclosure, the estimated fair value of each option grant is estimated on the date of grant using the minimum value method, which considers the time-value of money, with the following assumptions for grants in 1999: risk-free interest rate of 5%; expected lives of five and ten years; and no dividends. The pro forma effect upon net loss per share, taking into account only the additional compensation expense that would be recognized using the fair value method, are as follows:

                                                   1999
                                             -------------
Net loss                                     $  (1,689,827)

Pro forma net loss                              (1,793,385)

Basic and diluted loss per share                     (1.89)

Pro forma basic and diluted loss per share           (2.01)


10.  DEFERRED TAXES:
     ---------------

The components of the Company's deferred tax assets at December 31, 1999 are:

     Net operating loss and research and experimentation credit carryforwards

                                                                   $ 487,800
     Deferred revenue                                                 95,200
     Other accruals                                                   16,200
                                                                   ---------
     Gross deferred tax assets                                       599,200
     Less- valuation allowance                                      (599,200)
                                                                   ---------
     Net deferred tax assets                                       $       -
                                                                   =========

At December 31, 1999, the Company has available federal net operating loss carryforwards for tax purposes of approximately $1,435,000 which start expiring in 2019. Virtually all of the valuation allowance was recorded in 1999.

11.  COMMITMENTS AND CONTINGENCIES:

Leases

The Company leases computer equipment and phone equipment under non-cancelable operating lease agreements, which expire over the next four years. In 1999, the Company entered into a 22-month operating lease agreement for office space.

The following is a schedule of future minimum lease payments for non-cancelable operating leases for each of the years ended December 31:

                        2000                      $ 83,400
                        2001                        25,400
                        2002                        19,042
                        2003                        10,491
                                                  --------
                                                  $138,333
                                                  ========

401(k) Plan
-----------

The Company sponsors a 401(k) deferred savings plan for all employees. Employees become eligible to participate in the plan upon employment. Employees may contribute up to 20% of their pay to the plan, subject to the limitation of $10,000 by the Internal Revenue Code. All employee contributions vest immediately. The Company has not made any matching contributions but does pay administrative costs for the plan. These costs were not significant for any period presented.

12. SUBSEQUENT EVENT:

On April 3, 2000, Data Critical Corporation (Data Critical), a Delaware corporation, acquired the Company by statutory merger. The Merger was accomplished pursuant to an Agreement and Plan of Merger dated as of March 12, 2000, and amended on March 30, 2000.

Each share of Elixis common stock was converted into 0.0405962 shares of Data Critical's common stock. All of the preferred A-1 and A-2 shareholders waived their liquidation preferences and elected to convert their preferred shares into common shares on a 1 to 1 ratio. The Series A-1 and A-2 6% cumulative annual dividend (6% Dividend) was converted into common shares of Elixis. The Series A-1 6% Dividend converted into 49,860 common shares of Elixis and the Series A-2 6% Dividend converted into 74,792 common shares of Elixis. The Series A-2 warrant holders converted their 310,932 Series A-2 warrants into 101,158 common shares of Elixis. The total as-converted common shares of Elixis at the time of the Merger was 5,172,892.

Pursuant to the Merger, all of the noteholders waived their Optional Conversion rights and their 15 day notice for prepayment on the Notes. The Notes plus interest were paid to the noteholders on April 13, 2000.

All of Elixis' stock option plans were terminated prior to completion of the Merger, and Data Critical paid an aggregate of approximately $110,000 in cash to Elixis' option holders in exchange for cancellation of all outstanding Elixis options. This provision of the Merger agreement was agreed upon near the closing date and caused the measurement date for the purchase to be April 3, 2000.

                           Data Critical Corporation
                  Unaudited Pro Forma Condensed Balance Sheet
                                  (In 000's)

                                                                                    December 31, 1999
                                                       -------------------------------------------------------------------------
                                                                                                  Pro Forma
                                                                                                 Adjustments
               Assets                                        Data Critical     Elixis              (Note 1)           Pro Forma
                                                       -------------------    --------         -------------        ------------
Cash and cash equivalents                                         $ 33,976     $   464               $(1,009) (a)       $ 33,431
Accounts receivable, net                                             2,223         142                     -               2,365
Inventories, net                                                       863           -                     -                 863
Prepaid expenses and other                                             377          47                     -                 424
                                                       -------------------    --------         -------------        ------------
                                                                    37,439         653                (1,009)             37,083

Note receivable from officer                                            45           -                     -                  45
Investment in, and advances to
  unconsolidated affiliate                                             215           -                     -                 215
Property, equipment and software, net                                1,492         126                     -               1,618
Other assets, net                                                    1,860           4                 1,250  (c)          3,114
                                                       -------------------    --------         -------------        ------------
     Total assets                                                 $ 41,051     $   783               $   241            $ 42,075
                                                       ===================    ========         =============        ============

     Liabilities and Stockholders' Equity
Accounts payable                                                  $  1,224     $    77               $     -            $  1,301
Current portion of notes payable and                                     -           -                     -                   -
  capital leases                                                       268         996                     -               1,264
Deferred revenues                                                    1,304         321                  (160)              1,465
Other current liabilities                                            1,521         137                     -               1,658
                                                       -------------------    --------         -------------        ------------
                                                                     4,317       1,531                  (160)              5,688

Notes payable and capital leases,
  net of current portions                                            1,169          12                     -               1,181
                                                       -------------------    --------         -------------        ------------
                                                                     5,486       1,543                  (160)              6,869
Commitments and contingencies

Stockholders' (Deficit) Equity
Convertible preferred stock                                              -       1,000                (1,000)                  -
                                                       -------------------    --------         -------------        ------------

  Common stock                                                      61,912           -                 2,441  (a)(b)      64,353
  Deferred compensation                                             (1,327)          -                     -              (1,327)
  Accumulated deficit                                              (25,020)     (1,760)               (1,040)            (27,820)
                                                       -------------------    --------         -------------        ------------
                                                                    35,565      (1,760)                1,401              35,206
                                                       -------------------    --------         -------------        ------------
     Total liabilities and shareholders
     (deficit) equity                                             $ 41,051     $   783               $   241            $ 42,075
                                                       ===================    ========         =============        ============


Note 1. The pro forma condensed balance sheet has been prepared to reflect the acquisition by Data Critical of Elixis Corporation as follows:

         (a) The issuance of 210,000 shares of common stock for $2.4 million, $0.3 million of cash, $1.4 million of assumed liabilities and $0.7 million of acquisition costs.
         (b) The elimination of shareholders equity accounts of Elixis Corporation.
         (c) The value, net of amortization assigned to developed technology.

                           Data Critical Corporation
             Unaudited Pro Forma Condensed Statement of Operations
                      (In 000's except for share amounts)

                            Year Ended December 31, 1999                           Three Months Ended March 31, 2000
                -----------------------------------------------------   ----------------------------------------------------
                                             Pro Forma                                                Pro Forma
                      Data                  Adjustments                                               Adjustment
                    Critical      Elixis      (Note 2)      Pro Forma     Data Critical   Elixis       (Note 2)    Pro Forma
                ------------     -------    -----------     ---------     -------------  -------      ----------   ---------
Revenue             $ 9,538      $   235        -          $   9,773        $ 3,705      $  51             -        $ 3,756
Cost of
 revenue              3,612           33        -              3,645          1,472         17             -          1,489
                -----------      -------    -----           --------      ---------      -----        ------       --------
                      5,926          202        -              6,128          2,233         34             -          2,267

Acquired
 in-process R&D       1,758                                    1,758
Research and
 development          2,499          481        -              2,980          1,475        293             -          1,768
Sales and
 marketing            4,349          626        -              4,975          1,525        276             -          1,801
General and
 administrative       4,171          783      539 (a)          5,493          1,531        283           135 (a)      1,949
                -----------      -------    -----           --------      ---------      -----        ------       --------
     Loss from
     operations      (6,851)      (1,688)    (539)            (9,078)        (2,298)      (818)         (135)        (3,251)

Interest income
 (expense)               35           (2)       2 (b)             35            277         (6)            6 (b)        265
                -----------      -------    -----           --------      ---------      -----        ------       --------
     Net loss       $(6,816)     $(1,690)   $(537)         $  (9,044)       $(2,021)     $(824)        $(127)       $(2,986)
                ===========      =======    =====           ========      =========      =====        ======       ========


Preferred
 stock
 dividends
 and accretion
 of mandatory
 redemption
 obligations         (1,216)           -        -            (1,216)              -          -             -
                -----------      -------    -----           --------      ---------      -----        ------       --------
                    $(8,032)     $(1,690)   $(537)         $(10,260)        $(2,021)     $(824)        $(127)       $(2,986)
                ===========      =======    =====           ========      =========      =====        ======       ========

Basic and
 diluted loss
 per share           $(2.92)                                                 $(0.19)
                ===========                                               =========

Pro forma net
 loss per
 share                                                       $(3.47)                                                $(0.28)
                                                           ========                                               ========
Shares used in
 calculating
 per share
 data                 2,749                   210              2,959         10,569                      210         10,779
                ===========                 =====           ========      =========                   ======       ========


Note 2. The pro forma statements of operations give effect to the following pro forma adjustments necessary to reflect the acquisition described in
         Note 1. The Acquisition in the notes to unaudited pro forma condensed financial statements. The pro forma statement does not include a non recurring charge for acquired in-process research & development in the amount of $2.8 million.

         (a) Amortization of value assigned to acquired developed technology
         (b) Elimination of interest income (expense)

                                                      Purchase Price              Amortization         Annual Amortization
                                                        Allocation               Period (Years)              Expense
                                               ------------------------     -------------------        -------------------
        Working capital acquired (net)                     $    5                         -                          -
        Other LT assets and liabilities (net)                 145                         -                          -
        Product technology                                  1,100                         3                 $      367
        Assembled workforce                                   200                         3                         67
        Goodwill                                              529                         5                        105
        Acquired in process research
        and development                                     2,800                         -                          -
                                               ------------------                                       --------------
                                                           $4,779                                           $      539
                                               ==================                                       ==============

               DATA CRITICAL CORPORATION AND ELIXIS CORPORATION

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS


    1. The Acquisition

    On April 3, 2000, Data Critical Corporation (Data Critical), a Delaware corporation, acquired the Company by statutory merger. The Merger was accomplished pursuant to an Agreement and Plan of Merger dated as of March 12, 2000, and amended on March 30, 2000.

    Each share of Elixis common stock was converted into 0.0405962 shares of Data Critical's common stock. All of the preferred A-1 and A-2 shareholders waived their liquidation preferences and elected to convert their preferred shares into common shares on a 1 to 1 ratio. The Series A-1 and A-2 6% cumulative annual dividend (6% Dividend) was converted into common shares of Elixis. The Series A-1 6% Dividend converted into 49,860 common shares of Elixis and the Series A-2 6% Dividend converted into 74,792 common shares of Elixis. The Series A-2 warrant holders converted their 310,932 Series A-2 warrants into 101,158 common shares of Elixis. The total as-converted common shares of Elixis at the time of the Merger was 5,172,892.

    Pursuant to the Merger, all of the noteholders waived their Optional Conversion rights and their 15 day notice for prepayment on the Notes. The Notes plus interest were paid to the noteholders on April 13, 2000.

    All of Elixis' stock option plans were terminated prior to completion of the Merger, and Data Critical paid an aggregate of approximately $110,000 in cash to Elixis' option holders in exchange for cancellation of all outstanding Elixis options. This provision of the Merger agreement was agreed upon near the closing date and caused the measurement date for the purchase to be April 3, 2000.

    2. The Periods, Combined

    The unaudited pro forma condensed balance sheet is based on the individual audited balance sheets of Data Critical and Elixis appearing elsewhere and has been prepared to reflect the acquisition by Data Critical of Elixis as of December 31, 1999. The unaudited pro forma condensed statements of operations is based on historical results of operations of Data Critical and Elixis for the year ended December 31, 1999 and three months ended March 31, 2000 after giving effect to the acquisition of Elixis as if it had occurred at the beginning of the period presented.

    3. Pro Forma Basis of Presentation

    These Unaudited Pro Forma Condensed Financial Statements are based on estimates and assumptions and should be read in conjunction with the historical financial statements and notes thereto of Data Critical and Elixis. The pro forma adjustments made in connection with the development of the pro forma information are preliminary and have been made solely for purposes of developing such pro forma information as necessary to comply with the disclosure requirements of the Securities and Exchange Commission. The Unaudited Pro Forma Condensed Financial Statements do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of the results of operations of future periods or indicative of the results that actually would have been realized had the entities been a single entity during these periods.

    4. Pro Forma Earnings Per Share

    The Unaudited Pro Forma Condensed Financial Statements for Data Critical have been prepared as if the asset purchase was completed at the beginning of the periods presented. The pro forma basic net loss per share is based on the combined weighted average number of shares of Data Critical Common Stock outstanding during the period and the number of Data Critical Common Stock to be issued in exchange as discussed in note 5.

    The Pro Forma diluted net loss per share is computed using the weighted average number of Data Critical Common Stock and dilutive common equivalent shares outstanding during the period and the number of shares of Data Critical Common Stock to be issued in exchange. Common equivalent shares consist of incremental common shares issuable upon conversion of the exercise of stock options and warrants using the treasury stock method. Common equivalent shares are excluded from the computation if their effect is antidilutive. The combined Company had a pro forma net loss for the pro forma condensed statements of operations presented herein; therefore, none of the options and warrants outstanding during each of the periods presented were included in the computation of pro forma dilutive earnings per share as they were antidilutive.

    5. Pro Forma Statements of Operations Adjustments

    The objective of the pro forma information is to show what the significant effects on the historical financial information might have been had the asset purchase been effected at the beginning of the period presented.

    Under the purchase method of accounting, the purchase price is allocated to the net assets acquired based on their estimated fair value. The following represents the purchase price allocation for Elixis Corporation

              Book value of net assets acquired            $  150
              Core technology                               1,100
              Assembled workforce                             200
              Cost in excess of net assets acquired           539
              In-process research and development           2,800
                                                           ------
                Fair value of assets acquired              $4,779
                                                           ======

              Cash paid                                    $  309
              Fair value of shares issued                   2,440
              Liabilities assumed                           1,330
              Acquisition costs                               700
                                                           ------
                Purchase price                             $4,779
                                                           ======

                                  SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  DATA CRITICAL CORPORATION
                                  (Registrant)


Date:  June 16, 2000              By: /s/ Michael E. Singer
                                      ------------------------------------------
                                      Michael E. Singer
                                      Vice President and Chief Financial Officer

                               INDEX TO EXHIBITS

      2.1* Agreement and Plan of Merger dated March 12, 2000 among Data Critical, Elixis Corporation and datacritical.com, Inc.

      2.2* First Amendment to Agreement and Plan of Merger dated March 30, 2000 among Data Critical, Elixis Corporation and datacritical.com, Inc.

      4.1* Registration Rights Agreement dated March 31, 2000 among Data Critical, and the former shareholders of Elixis Corporation.

      99.1* Press Release dated March 14, 2000 announcing "Data Critical Corp. Acquires Elixis Corporation Merging Technologies to Create Wireless Internet-Based Tools for Physicians"

      99.2* Press Release dated April 4, 2000 announcing "Data Critical Corporation to Acquire Elixis Corporation"



* Incorporated by reference from Data Critical's Current Report on Form 8-K filed April 18, 2000.